Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) amends the Employment Agreement by and between Bio-Techne Corporation, a Minnesota corporation (“Bio-Techne”), and EXECUITVE OFFICER (“Employee”). This Amendment is effective as of October 15, 2015 (“Effective Date”).

RECITALS

WHEREAS, the Parties have entered into an Employment Agreement, dated January 30, 2015 (the "Existing Agreement"); and

WHEREAS, the Parties desire to amend the Existing Agreement to clarify the applicability of termination for Good Reason in the event of Change in Control.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.     Amendments to the Existing Agreement. As of the Effective Date (defined above), the Existing Agreement is hereby amended or modified as follows:

(a)     Section 5.2 of the Existing Agreement is hereby amended by:

(i)     deleting the first sentence of that Section; and

(ii)     inserting as a new first sentence the following:

“If there is a Change in Control, as defined below, and if Employee either resigns for Good Reason or Employee's employment is terminated by Bio-Techne or its successor, in either situation upon consummation of such Change in Control or within one (1) year thereafter, then Employee will be paid an amount equal to one (1) year of her then-current base annual salary plus the pro-rated value of any incentive compensation earned through the date of such termination pursuant to Section 2.2 above and the automatic acceleration of any vesting requirements of the equity grants awarded to Employee by Bio-Techne during the term of her employment (hereinafter referred to as the "CIC Severance Payment"); provided, however, that Employee shall be entitled to the CIC Severance Payment set forth in this Section 5.2 only if she executes within 60 days of resignation or termination of employment, does not rescind, and fully complies with a release agreement in a form supplied by Bio-Techne, which will include, but not be limited to, a comprehensive release of claims against Bio-Techne and its directors, officers, employees and all related parties, in their official and individual capacities.

3.     Except as expressly provided in this First Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

   THE PARTIES HAVE executed this Agreement in the manner appropriate to each as of the dates set forth below.

BIO-TECHNE CORPORATION

By		, 2015
Its Chief Executive Officer	Date

EMPLOYEE

, 2015
EXECUTIVE OFFICER	Date